EXHIBIT 10.6

                            STOCK PURCHASE AGREEMENT

                                  By and Among

                          AMERICAN TOWER SYSTEMS, INC.,

                                OPM - USA - INC.

                                       and

                                THE STOCKHOLDERS

                                       of

                                OPM - USA - INC.

                                   Dated as of

                               September 30, 1997

                                TABLE OF CONTENTS

ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         SALE AND PURCHASE OF STOCK......................................................................1
                  2.1      Agreement to Sell and Buy the Subject Stock............................................2
                  2.2      Closing Purchase Price; Tax Allocation Schedule........................................4
                  2.3      OPM Disclosure Schedule................................................................4

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS .............................................4
                  3.1      Organization and Business; Power and Authority; Effect of Transaction..................5
                  3.2      Financial and Other Information.  .....................................................5
                  3.3      Changes in Condition...................................................................5
                  3.4      Materiality............................................................................5
                  3.5      Title to Properties; Leases............................................................7
                  3.6      Compliance with Private Authorizations.................................................7
                  3.7      Compliance with Governmental Authorizations and Applicable Law.........................8
                  3.8      Intangible Assets......................................................................8
                  3.9      Related Transactions...................................................................8
                  3.10     Insurance..............................................................................8
                  3.11     Tax Matters.  .........................................................................9
                  3.12     Employee Retirement Income Security Act of 1974.......................................11
                  3.13     Absence of Sensitive Payments.........................................................11
                  3.14     Inapplicability of Specified Statutes.................................................11
                  3.15     Employment Arrangements...............................................................11
                  3.16     Material Agreements...................................................................12
                  3.17     Ordinary Course of Business...........................................................13
                  3.18     Material and Adverse Restrictions.....................................................13
                  3.19     Broker or Finder......................................................................13
                  3.20     Solvency..............................................................................13
                  3.21     Environmental Matters.................................................................14
                  3.22     Capital Stock.........................................................................14
                  3.23     Bank Accounts, Etc....................................................................15

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                  RELATING TO THE SUBJECT STOCK..................................................................15
                  4.1      Enforceability........................................................................15
                  4.2      Title to Shares.......................................................................15
                  4.3      No Conflict; Required Filings and Consents............................................15

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF ATS..........................................................16
                  5.1      Organization and Business; Power and Authority; Effect of Transaction.................16
                  5.2      Broker or Finder......................................................................16
                  5.3      ATS Financing.........................................................................16
                  5.4      Financial Information. ...............................................................17
                  5.5      Changes in Condition..................................................................17
                  5.6      No Legal Action.......................................................................17

ARTICLE 6         COVENANTS......................................................................................17
                  6.1      Access to Information; Confidentiality................................................18






                  6.2      Agreement to Cooperate.  .............................................................19
                  6.3      Public Announcements..................................................................19
                  6.4      Notification of Certain Matters.......................................................19
                  6.5      No Solicitation.......................................................................20
                  6.6      Conduct of Business by OPM Pending the Closing........................................20
                  6.7      Preliminary Title Reports.............................................................21
                  6.8      Environmental Site Assessments........................................................21
                  6.9      Certain Tax Matters...................................................................22
                  6.10     ATS Post-Closing Covenants.  .........................................................23

ARTICLE 7         CLOSING CONDITIONS.............................................................................23
                  7.1      Conditions to Obligations of Each Party...............................................24
                  7.2      Conditions to Obligations of ATS......................................................26
                  7.3      Conditions to Obligations of the Stockholders.........................................27

ARTICLE 8         TERMINATION, AMENDMENT AND WAIVER..............................................................27
                  8.1      Termination...........................................................................28
                  8.2      Effect of Termination.................................................................28

ARTICLE 9         INDEMNIFICATION................................................................................28
                  9.1      Survival..............................................................................28
                  9.2      Indemnification.......................................................................29
                  9.3      Limitation of Liability...............................................................29
                  9.4      Notice of Claims......................................................................30
                  9.5      Defense of Third Party Claims.........................................................30
                  9.6      Exclusive Remedy......................................................................30

ARTICLE 10        GENERAL PROVISIONS.............................................................................30
                  10.1     Waivers; Amendments...................................................................31
                  10.2     Fees, Expenses and Other Payments.....................................................31
                  10.3     Notices...............................................................................32
                  10.4     Specific Performance; Other Rights and Remedies.......................................32
                  10.5     Severability..........................................................................33
                  10.6     Counterparts..........................................................................33
                  10.7     Section Headings......................................................................33
                  10.8     Governing Law.........................................................................33
                  10.9     Further Acts..........................................................................33
                  10.10    Entire Agreement......................................................................33
                  10.11    Assignment............................................................................33
                  10.12    Parties in Interest...................................................................33
                  10.13    Appointment of Representative. .......................................................33

APPENDIX A:                Definitions

SCHEDULES:

         OPM Disclosure Schedule

EXHIBITS:

         EXHIBIT A   Form of Noncompetition Agreement  (Section  7.2(i))  (to be
                     agreed upon)
         EXHIBIT B   Form of Indemnity  scrow  Agreement (Section 9.3(b)) (to be agreed upon)
         EXHIBIT C   OPM Master Plan  (Section  6.10)
         EXHIBIT D   Form of Employment Agreement (Section 7.2(p)) (to be agreed upon)
         EXHIBIT E:  Executive summary of financial Terms (Section 2.2(b).

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is dated as of September 30, 1997 by and among American Tower Systems, Inc., a Delaware corporation ("ATS"), OPM - USA - INC., a Florida corporation ("OPM"), and the undersigned stockholders (individually, a "Stockholder" and collectively, the "Stockholders") of OPM.

         WHEREAS, the Stockholders hold in the aggregate ninety (90) shares (the "Subject Stock") of common stock of OPM, which constitute all of the issued and outstanding capital stock of OPM;

         WHEREAS, the Buyer desires to purchase, and the Sellers desire to sell, the Subject Stock upon the terms and subject to the conditions set forth herein; and

         WHEREAS, OPM owns and leases and operates communication towers and is engaged in the business of managing communication sites for third parties (the "OPM Business");

         NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained herein, the parties, intending to be legally bound, do hereby covenant and agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the OPM Disclosure Schedule and each Collateral
Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to the entire Section and not a particular subsection thereof. The term "any party" shall, unless the context otherwise requires, refer to OPM, the Stockholders and ATS.


                                    ARTICLE 2

                           SALE AND PURCHASE OF STOCK

         2.1 Agreement to Sell and Buy the Subject Stock. Upon the terms and subject to the conditions set forth in this Agreement, each of the Stockholders agrees to sell, assign, and transfer and deliver to ATS, and ATS agrees to purchase and accept the assignment, transfer and delivery of, the Subject Stock, in consideration of the payment to the Stockholders of the Purchase Price specified in Section 2.2.

         2.2      Closing Purchase Price; Tax Allocation Schedule.

         (a) The closing of the transaction (the "Closing") shall take place at Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at 10:00 a.m., local time, on January 6, 1998 or such other date, prior to the Termination Date, as the parties may agree (the "Closing Date"). At the Closing,
(A) the Stockholders will deliver original certificates representing all of the Subject Stock, duly endorsed (or accompanied by duly executed stock powers), for transfer to ATS, and (B) ATS will make or cause to be made the initial installment of the purchase price (the "Initial Installment") in the amount of eleven (11) times the forward looking twelve (12) months Cash Flow of OPM Communication Towers beginning December 31, 1997 as reflected in the Master Plan. The purchase Price for the Subject Stock (the "Purchase Price") shall be an amount equal to (i) $105,000,000, less (ii) the amount of liabilities and obligations with respect to all Indebtedness of Money Borrowed or Purchase Money Indebtedness (other than Indebtedness owed to ATS or incurred subsequent of October 6, 1997 with the prior written consent of ATS) and all Liens (other than Permitted Liens) on any of the OPM Assets or the OPM Business (the "Debt Reduction"), all but the Initial Installment being payable in accordance with the provisions of, and subject to satisfaction of the conditions set forth in,
Section 2.2(b). The Purchase Price shall be payable by wire transfer of immediately available funds to the Stockholders, in accordance with their respective holdings of the Subject Stock for the Initial Installment to such account (or accounts) as the Stockholders shall designate (including accounts of individuals other than the Stockholders in order to satisfy obligations of OPM pursuant to employment agreements with such individuals) in written instructions to ATS delivered not less than two (2) business days prior to the Closing.

         Anything in this agreement to the contrary notwithstanding, ATS will make quarterly installment payments to the Stockholders for the balance of the Purchase Price to in accordance with the following schedule:

         Payment Date                       Date of Record                      Amount Due

         April 30,1998                      March 31, 1998                      See "Formula" below
         July 30, 1998                      June 30, 1998                               "
         October 30, 1998                   September 30, 1998                          "
         January 31, 1998                   December 31, 1998                           "
         April 30, 1999                     March 31, 1999                              "
         August 31, 1999                    June 30, 1999                               "

For the purposes of the above calculations the "Formula" is the following:

         "Amount Due" is equal to:

                  The  Cash  Flow  as  of  the  "Date  of  Record"   divided  by
                  $9,600,000. This percentage is then averaged with the percentage of permits of the total number of permits required, the denominator of this percentage calculation is 250 and the percentage of towers completed, the denominator of this percentage calculation is 200. The resultant amount is the amount from which the previous payments are subtracted. The balance after deducting an amount equal to the Debt Reduction (in the case of the April 30, 1998 Payment Date) and the Debt Reduction not previously deducted (in the case of all subsequent Payment Dates) is the "Amount Due".

         For example:

                  Assume as of March 31, 1998:
                           "Cash Flow" is $8,000,000
                           125 towers are permitted
                           133 towers are completed

                           $8,000,000     /      $9,600,000        =       83%
                           125 permits    /      250 permits       =       50%
                           133 towers     /      200 towers        =       66.5%

                           The average of the completions are      66.5%
                           The "Purchase Price" is               x $105,000,000
                                                                   ------------

                           The amount earned is                     $69,825,000
                           Less previous payments                   $30,000,000
                                                                   ------------

                           The amount due April 30, 1998      =     $39,825,000

         (b) For the purposes of determining the Initial Installment and the quarterly amount due, "Cash Flow" shall be determined for the twelve (12) months beginning immediately subsequent to the determination thereof, and shall mean, the gross lease revenues attributable to the OPM Communications Towers, minus the annual taxes on the site, the utility expense on the site, repairs and maintenance to the site, insurance on the site and the lease payments on the site. Sales taxes collected by OPM are not included in the revenue.

         Cash Flow shall be determined jointly by ATS with the Stockholders Representative based on the above formula. In the event of disagreement, ATS and the Stockholders Representative shall negotiate to resolve the disagreement and, in the event they are unable to resolve their disagreement within thirty (30) days, the matter shall be referred to a recognized national accounting firm which does not serve as such for ATS, reasonably acceptable to ATS and the Stockholders Representative, whose determination of cash flow in accordance with the above formula shall be final, determinative, nonappealable and binding on ATS and the Stockholders, and whose fees and expenses shall be borne equally by ATS, on the one hand, and the Stockholders, on the other. ATS shall cause any payment required to be made pursuant to the provisions of this Section to be made promptly to the Stockholders after agreement of ATS and the Stockholders Representative or the determination of the accounting firm, as the case may be.

         (c) The parties  hereto have  heretofore  agreed that (i) the aggregate value  of all  Real  Property  of OPM  (including  without  limitation  the  OPM
Communication Towers constructed as of the date hereof or between the date hereof and the Closing Date) does not exceed 150% of the original cost thereof, and (ii) on the basis thereof, BIA Consulting, Inc. shall promptly conduct an appraisal of the OPM Assets which shall be the basis for an allocation schedule (the "Tax Allocation Schedule") pursuant to which the Purchase Price and the liabilities of OPM shall be allocated among the OPM Assets as follows: initially to the Real Property and tangible Personal Property and the balance to intangible Personal Property (including without limitation Governmental Authorizations, Private Authorizations, Leases (pursuant to which OPM acts as lessor) and other Contracts, collectively Section 197 assets of the Code). Each of OPM, the Stockholders and ATS shall report the purchase and sale of the Subject Stock and the other Transactions in accordance with the Tax Allocation Schedule for purposes of all federal, state and local Tax Returns (including amended returns and claims for refund) and information reports and shall not take, and shall cause their respective Affiliates, representatives, successors and assigns not to take, any position on any federal, state or local Tax Return or report, inconsistent with such reporting position. Each of the Stockholders and ATS shall promptly give the other notice of any disallowance of or challenge to such reporting by any Taxing Authority.

         2.3 OPM Disclosure Schedule. The Stockholders will deliver to ATS, on or before thirty (30) days from the execution and delivery of this Agreement, the OPM Disclosure Schedule and all related documents required to be delivered by OPM or the Stockholders pursuant to the provisions of Article 3 of this Agreement. ATS shall be permitted, for a period of ten (10) business days commencing upon its receipt of the completed OPM Disclosure Schedule and related documents to terminate this Agreement, if (a) the OPM Disclosure Schedule reveals any condition of which ATS is unaware as of the date of this Agreement and/or any breaches of the Stockholders' representations, warranties, covenants and agreements hereunder (without regard to matters set forth in the OPM Disclosure Schedule), which unknown conditions and/or breaches in the aggregate would have a material adverse effect on OPM or on ability of OPM to continue to operate or ATS to operate the OPM Business as it is currently being operated, or
(b) the parties are unable to agree upon which Private Authorizations, Material Agreements and Leases with respect to which a third-party consent to the consummation of the Transactions or modifications thereof will be a condition to Closing. In the event ATS terminates this Agreement pursuant to the provisions of this Section, none of the parties shall have any further rights or remedies, except as provided in Sections 6.1 (with respect to confidentiality), 6.3 and 10.3.


                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each of the Stockholders, jointly and severally, hereby represents, warrants and covenants to, and agrees with, ATS as follows:

         3.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) OPM is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) OPM has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of OPM. This Agreement has been duly executed and delivered by OPM and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by OPM will constitute, legal, valid and binding obligations of OPM, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 3.1(c) of the OPM Disclosure Schedule, neither the execution and delivery by OPM of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by OPM:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of OPM or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of OPM; or

                  (ii) will require OPM to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA.

         (d)      OPM does not have any Subsidiaries.

         3.2 Financial and Other Information. OPM has heretofore furnished to ATS copies of the financial statements of OPM listed in Section 3.2 of the OPM Disclosure Schedule (the "OPM Financial Statements"). The OPM Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein or as set forth in Section
3.2 of the OPM Disclosure Schedule, are true, accurate and complete in all material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the financial condition and the results of operations and cash flow of OPM, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals. Without limiting the generality of the foregoing, all accounts and notes receivable reflected on the OPM Financial Statements and all accounts and notes receivable arising subsequent to the issuance of the OPM Financial Statements have or will have arisen in the ordinary course of business, represent or will represent valid obligations to OPM, and will be collected in the aggregate amounts thereof recorded on the books of OPM, net of the reserve for bad debts reflected on the most recent OPM Financial Statements.

         3.3 Changes in Condition. Since the date of the most recent financial statements constituting a part of the OPM Financial Statements, except to the extent specifically described in Section 3.3 of the OPM Disclosure Schedule, there has been no material adverse change in OPM. There is no Event known to OPM which materially adversely affects, or (so far as OPM can now reasonably foresee) is likely to materially adversely affect, OPM, except to the extent specifically described in Section 3.3 of the OPM Disclosure Schedule.

         3.4 Materiality. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein or set forth in the OPM Disclosure Schedule, except for such exceptions and qualifications including without limitation those set forth in the OPM Disclosure Schedule which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be materially adverse to OPM.

         3.5      Title to Properties; Leases.

         (a) Section 3.5(a) of the OPM Disclosure Schedule contains a true, accurate and complete description of all real property owned by OPM that is part of the OPM Assets. OPM has, to the Stockholders' knowledge, good indefeasible, marketable and insurable title to all real property (other than leasehold real property) and good indefeasible and merchantable title to all other assets (other than real property), tangible and intangible, constituting a part of the OPM Assets; all of such real property and other assets is so owned, in each case, free and clear of all Liens, except (i) Permitted Liens, (ii) Liens set forth on Section 3.5(a) of the OPM Disclosure Schedule and (iii) Approved Title Conditions. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, accurate and complete list and description of which is set forth in Section 3.5(a) of the OPM Disclosure Schedule), no financing statements under the Uniform Commercial Code and no other filing which names OPM as debtor or which covers or purports to cover any of the OPM Assets is on file in any state or other jurisdiction, and OPM has not signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. Except as disclosed in Section 3.5(a) of the OPM Disclosure Schedule, all improvements on the real property owned or leased by OPM are, to the Stockholders' knowledge, in compliance with applicable zoning, wetlands and land use laws, ordinances and regulations and applicable title covenants, conditions, restrictions and reservations in all respects necessary to conduct the operations as presently conducted, except for any instances of non-compliance which do not and will not in the aggregate have a material adverse effect on the owner or lessee, as the case may be, of such real property. Except as disclosed in Section 3.5(a) of the OPM Disclosure Statement, all such improvements comply in all material aspects with all Applicable Laws, Governmental Authorizations and Private Authorizations. Except as disclosed in Section 3.5(a) of the OPM Disclosure Statement, all of the transmitting towers, ground radials, guy anchors, transmitting buildings and related improvements located on the real property owned or leased by OPM are located entirely on such real property. There is no pending and, to Stockholders' knowledge, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of any real property owned or leased by OPM. Except as set forth in Section 3.5(a) of the OPM Disclosure Schedule, such real property (other than land), fixtures, fixed assets and other material items of personal property, including equipment, have, in OPM's reasonable business judgment, been maintained in a manner consistent with generally accepted standards of sound engineering practice and currently permit the OPM Business to be operated in all material respects in accordance with the terms and conditions of all Applicable Laws, Governmental Authorizations and Private Authorizations.

         (b) Section 3.5(b) of the OPM Disclosure Schedule contains a true, accurate and complete description of all Leases under which any real property used in the OPM Business is leased. Except as otherwise set forth in Schedule 3.5(b) of the OPM Disclosure Schedule, each Lease or other occupancy or other agreement under which OPM holds real or personal property constituting a part of the OPM Assets has been duly authorized, executed and delivered by OPM and, to Stockholders' knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of OPM, and, to Stockholders' knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. OPM has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any such real property or tangible personal property. All of such Leases are valid and subsisting and in full force and effect; neither OPM nor, to Stockholders' knowledge, any other party thereto, is in material default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease. None of the fixed assets or equipment comprising a part of the OPM Assets is subject to contracts of sale, and none is held by OPM as lessee or as conditional sales vendee under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 3.5(b) of the OPM Disclosure Schedule.

         (c) Section 3.5(c) of the OPM Disclosure Schedule contains a true, accurate and complete description of all material items of OPM Personal
Property. OPM owns and has good and merchantable title to all of the OPM Personal Property (the "OPM Personal Property"), in each case, free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 3.5(c) of the OPM Disclosure Schedule (which Liens shall be released prior to Closing). Except as set forth in Section 3.5(c) of the OPM Disclosure Schedule, all of the OPM Personal Property is in a state of good repair and maintenance and is in good operating condition, normal wear and tear excepted, has been maintained in a manner consistent with generally accepted standards of good engineering practice and currently permits the OPM Business to be operated in accordance with the terms and conditions of all Applicable Laws.

         3.6 Compliance with Private Authorizations. Section 3.6 of the OPM Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually is material to the OPM Assets or the OPM Business. OPM has obtained all Private Authorizations which are necessary for the ownership or operation of the OPM Assets or the conduct of the OPM Business which, if not obtained and maintained, could, individually or in the aggregate, materially adversely affect OPM. All of such Private Authorizations are valid and in good standing and are in full force and effect. OPM is not in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any material adverse effect on OPM. No such Private Authorization is the subject of any pending or, to Stockholders' knowledge, threatened attack, revocation or termination.

         3.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 3.7(a) of the OPM Disclosure Schedule contains a true, complete and accurate description of each Governmental Authorization required under Applicable Laws (i) to own and operate the OPM Business, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect or (ii) that is necessary to permit OPM to execute and deliver this Agreement and to perform its obligations hereunder. OPM has obtained all Governmental Authorizations which are necessary for the ownership or operation of the OPM Assets or the conduct of the OPM Business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have any material adverse effect on OPM. None of the
Governmental  Authorizations  listed in  Section  3.7(a)  of the OPM  Disclosure
Schedule is subject to any restriction or condition which would limit in any material respect the ownership or operations of the OPM Assets or the conduct of the OPM Business as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. The Governmental Authorizations listed in Section 3.7(a) of the OPM Disclosure Schedule are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of OPM or its officers, directors, employees or agents, and the ownership or operation of the OPM Assets or the conduct of the OPM Business are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by OPM with all Authorities with respect to the OPM Business have been filed and are true, complete and accurate in all material respects. No such Governmental Authorization is the subject of any pending or, to Stockholders' knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization. OPM has no reason to believe that any such Governmental Authorization would not be renewed in the name of OPM by the granting Authority in the ordinary course.

         (b) Except as otherwise specifically described in Section 3.7(b) of the OPM Disclosure Schedule, neither OPM nor any director or officer thereof (in connection with ownership or operation of the OPM Assets or the conduct of the OPM Business) is in or is charged by any Authority with or, to Stockholders' knowledge, at any time since May 1, 1995 has been in or has been charged by any Authority with, or, to Stockholders' knowledge, is threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law relating to the ownership and operation of the OPM Assets or the conduct of the OPM Business. In particular, but without limiting the generality of the foregoing, there are no applications, complaints or Legal Actions pending or, to Stockholders' knowledge, threatened before or by any Authority

(x) relating to the ownership or operation of the OPM Assets or the conduct of the OPM Business which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any Governmental Authorization or the imposition of any restriction of such a nature as would adversely affect the ownership or operation of the OPM Assets or the conduct of the OPM Business; (y) involving charges of illegal discrimination by OPM under any federal or state employment Laws, or (z) involving Environmental Laws or zoning laws, except as otherwise specifically described in Section 3.7(b) of the OPM Disclosure Schedule.

         (c) Except as otherwise specifically described in Section 3.7(c) of the OPM Disclosure Schedule, no Event exists or has occurred, which, to Stockholders' knowledge, constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under (i) any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and will not have, individually or in the aggregate, any material adverse effect on OPM or (ii) any material requirement of any insurance carrier, applicable to the ownership or operations of the OPM Assets or the conduct of the OPM Business.

         (d) With respect to matters, if any, of a nature referred to in Section 3.7(a), 3.7(b) or 3.7(c) of the OPM Disclosure Schedule, except as otherwise specifically described in Section 3.7(d) of the OPM Disclosure Schedule, all such information and matters set forth in the OPM Disclosure Schedule, if adversely determined against OPM, will not, individually or in the aggregate, have a materially adversely effect on OPM.

         3.8 Intangible Assets. Section 3.8 of the OPM Disclosure Schedule sets forth a true, accurate and complete description of all Intangible Assets (other than Governmental Authorizations and Private Authorizations) relating to the ownership and operation of the OPM Assets or the conduct of the OPM Business held or used by OPM, including without limitation the nature of OPM's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. Except as set forth in Section 3.8 of the OPM Disclosure Schedule, no Intangible Assets (except Governmental Authorizations, Private Authorizations, and the Intangible Assets so set forth) are required for the ownership or operation of the OPM Assets or the conduct of the OPM Business as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date. OPM does not, to its knowledge, wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and OPM has not received any notice of any claim or infringement relating to any such Intangible Asset.

         3.9 Related Transactions. OPM is not a party or subject to any Contractual Obligation relating to the ownership or operation of the OPM Assets or the conduct of the OPM Business between OPM and any of its officers, directors, stockholders, employees or, to the knowledge of OPM, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) Employment Arrangements listed or described in Section 3.15 of the OPM Disclosure Schedule, (ii) Contractual Obligations between OPM and any of its directors, stockholders, officers, employees or Affiliates of OPM or any of the foregoing, which will be terminated, at no cost or expense to OPM, prior to the Closing, or (iii) as specifically set forth in Section 3.9 of the OPM Disclosure Schedule.

         3.10 Insurance. OPM maintains, with respect to the OPM Assets and the OPM Business, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Section 3.10 of the OPM Disclosure Schedule.

         3.11     Tax Matters.

         (a) OPM has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of OPM Financial Statements. The Tax Returns of OPM have been prepared in all material respects in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes which OPM is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. OPM has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of OPM for the fiscal years prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming part of OPM Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are, to Stockholders' knowledge, no past transactions or matters which could result in additional Taxes of a material nature to OPM for which an adequate reserve has not been provided on such balance sheet. OPM is not a "consenting corporation" within the meaning of
Section 341(f) of the Code. OPM has at all times been taxable as a Subchapter S corporation under the Code, and has never been a member of any consolidated group for Tax purposes, except as otherwise set forth in Section 3.11(a) of the OPM Disclosure Schedule.

         (b) The information shown on the federal income Tax Returns of OPM for each of the most recent two tax years (true and complete copies of which have, to the extent requested by ATS, been furnished by OPM to ATS) is true, accurate and complete in all material respects and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of OPM have not been examined by the IRS or applicable state Authority, and OPM has not been notified of any proposed examination, except as shown in Section 3.11(b) of the OPM Disclosure Schedule.

         (c) OPM is not a party to any tax sharing agreement or arrangement.

         3.12     Employee Retirement Income Security Act of 1974.

         (a) OPM (which for purposes of this Section shall include any ERISA Affiliate) is not making any contribution to or sponsoring, and has not at any time since its organization made any contribution to or sponsored, any Plan or Benefit Arrangement, except as set forth in Section 3.12(a) of the OPM Disclosure Schedule. As to all Plans and Benefit Arrangements listed in Section 3.12(a) of the OPM Disclosure Schedule:

                  (i) all such Plans and Benefit Arrangements comply and have been administered in form and in operation with all Applicable Laws in all material respects, and OPM has not received any notice from any Authority questioning or challenging such compliance;

                  (ii) all such Plans maintained or previously maintained by OPM that are or were intended to comply with Sections 401 and 501 of the Code comply and complied in form and in operation with all applicable requirements of such sections, and no event has occurred which will or could give rise to disqualification of any such Plan under such sections or to a tax under Section 511 of the Code;

                  (iii) none of the assets of any such Plan are invested in employer securities or employer real property;

                  (iv) there have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan and OPM has not otherwise engaged in any prohibited transaction;

                  (v) there have been no acts or omissions by OPM which have given rise to or may give rise to any material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 or ERISA or Chapter 43 of the Code for which OPM may be liable;

                  (vi) there are no Claims (other than routine claims for benefits or actions seeking qualified domestic relations orders) pending or threatened involving such Plans or the assets of such Plans, and, to Stockholders' knowledge, no facts exist which could give rise to any such Claims (other than routine claims for benefits or actions seeking qualified domestic relations orders);

                  (vii) no such Plan is subject to Title IV of ERISA, or, if subject, there have been no "report able events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such Plan;

                  (viii) all group health Plans of OPM have been operated in compliance in all material respects with the group health plan continuation coverage requirements of COBRA;

                  (ix) actuarially adequate accruals for all obligations under the Plans are reflected in the most recent balance sheet forming part of the OPM Financial Statements and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date;

                  (x) neither OPM nor any of its respective directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA or any similar Applicable Law that would subject OPM or any of its respective directors, officers or employees to material liability under ERISA or any similar Applicable Law;

                  (xi) no such Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code applied, nor would have had an accumulated funding deficiency on such date if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or
         Section 412 of the Code applied;

                  (xii) no material liability to the PBGC has been or is expected by OPM to be incurred by OPM with respect to any Plan, and there has been no event or condition which presents a material risk of termination of any Plan by the PBGC;

                  (xiii) OPM is not and never has been a party to any Multiemployer Plan or made contributions to any such Plan;

                  (xiv) except as set forth in Section 3.12(a)(xiv) of the OPM Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, OPM does not maintain any Plan that provides benefits described in Section 3(1) of ERISA, except as the provisions of COBRA may apply, to any former employees or retirees of OPM; and

                  (xv) OPM has made available to ATS a copy of the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Plan (and the two most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), and all information provided by OPM to any actuary in connection with the preparation of any such actuarial valuation report was true, accurate and complete in all material respects.

         (b) The execution, delivery and performance by OPM of this Agreement and the Collateral Documents executed or required to be executed pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         3.13 Absence of Sensitive Payments. Neither OPM nor, to Stockholders' knowledge, any of its officers, directors, employees, agents or other representatives, has with respect to the OPM Assets or the OPM Business (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made or (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books.

         3.14 Inapplicability of Specified Statutes. OPM is not a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

         3.15 Employment Arrangements. Section 3.15 of the OPM Disclosure Schedule contains a true, accurate and complete list of all OPM employees (the "OPM Employees"), together with each such employee's title or the capacity in which he or she is employed and the basis for each such employee's compensation. OPM has no obligation or liability, contingent or other, under any Employment Arrangement with any OPM Employee, other than those listed or described in
Section 3.15 of the OPM Disclosure Schedule. Except as described in Section 3.15 of the OPM Disclosure Schedule, (a) none of the OPM Employees is now, or since May 1, 1995 has been, represented by any labor union or other employee collective bargaining organization, and OPM is not, and never has been, a party to any labor or other collective bargaining agreement with respect to any of the OPM Employees, (b) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, (c) neither OPM nor any of such employees is now, or has since May 1, 1995 been, subject to or involved in or, to Stockholders' knowledge, threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to the OPM Employees, and (d) none of the OPM Employees has notified OPM that he or she does not intend to continue employment with OPM until the Closing or with ATS following the Closing. OPM has performed in all material respects all obligations required to be performed under all Employment Arrangements and is not in material breach or violation of or in material default or arrears under any of the terms, provisions or conditions thereof.

         3.16 Material Agreements. Listed on Section 3.16 of the OPM Disclosure Schedule are all Material Agreements relating to the ownership or operation of the OPM Assets or the conduct of the business of the OPM Business or to which OPM is a party or to which it is bound or which any of the OPM Assets is subject. True, accurate and complete copies of each of such Material Agreements have been made available by OPM to ATS and OPM has provided ATS with photocopies of all such Material Agreements requested by ATS (or true, accurate and complete descriptions thereof have been set forth in Section 3.16 of the OPM Disclosure Schedule, with respect to Material Agreements comprised of site leases and site licenses granted by OPM to third parties and with respect to Material Agreements that are oral). All of such Material Agreements are valid, binding and legally enforceable obligations of OPM and, to Stockholders' knowledge, all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. OPM has duly complied with all of the material terms and conditions of each such Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of OPM, Claim threatened in writing that OPM has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of OPM under any of such Material Agreements in any material respect.

         3.17 Ordinary Course of Business. OPM, from the end of its most recent fiscal quarter to the date hereof, except (i) as may be described on Section
3.17 of the OPM Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement, with respect to the OPM Assets and the OPM Business:

                  (a) has operated its business in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) except in each case in the ordinary course of business, consistent with prior practice:

                           (i) has not  incurred  any  obligation  or  liability
                  (fixed, contingent or other) individually having a value in excess of $20,000;

                           (ii) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets having a value in excess of $20,000;

                           (iii) has not entered into any individual  commitment
                  having a value in excess of $20,000; and

                           (iv)  has not canceled any debts or claims;

                  (c) has not created or permitted to be created any Lien on any of its property;

                  (d) has not made or committed to make any additions to its property or any purchases of equipment, except in the ordinary course of business consistent with past practice or for normal maintenance and replacements;

                  (e) has not increased the compensation payable or to become payable to any of the OPM Employees other than nonmaterial increases in the ordinary course of business, or otherwise materially altered, modified or changed the terms of their employment;

                  (f) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (g) has not waived any rights of material value without fair and adequate consideration;

                  (h) has not experienced any work stoppage;

                  (i) except in the ordinary course of business, has not entered into, amended or terminated any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement, or any transaction, agreement or arrangement with any Affiliate of OPM, except for OPM Nonassumed Obligations; and

                  (j) has not made, paid or declared any Distribution; and

                  (k) has not entered into any other transaction or series of related transactions which individually or in the aggregate is material to the OPM Assets or the OPM Business.

         3.18 Material and Adverse Restrictions. OPM is not a party to or subject to, nor is any of the OPM Assets subject to, any Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, which now has or, as far as OPM can now reasonably foresee, at any time in the future, individually or in the aggregate, is likely to have, any material adverse effect on OPM, except as set forth in
Section 3.18 of the OPM Disclosure Schedule.

         3.19 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of OPM.

         3.20 Solvency. As of the execution and delivery of this Agreement, OPM is, and immediately prior to and after giving effect to the consummation of the Transactions will be, solvent.

         3.21 Environmental Matters. Except as set forth in Section 3.21 of the OPM Disclosure Schedule, with respect to the OPM Assets and the OPM Assets, OPM:

                  (a) has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and, to Stockholders' knowledge, is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any Final Order issued pursuant to any Environmental Law;

                  (d) has obtained all Environmental Permits required under Environmental Laws, and has filed all applications, notices and other documents required to be filed prior to the date of this Agreement to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of its business in the manner now conducted;

                  (e) is in compliance in all material respects with all Environmental Laws, and is not the subject of or, to the Stockholders' knowledge, threatened with any Legal Action involving a demand for damages or other potential liability, including any Lien, with respect to violations or breaches of any Environmental Law;

                  (f) has not conducted or received any site assessment, audit or other investigation as to material environmental matters at any property currently owned, leased, operated or occupied by OPM;

                  (g) has not installed or used any above ground or underground storage tanks, friable asbestos, polychlorinated biphenyls or urea formaldehyde foam insulation on any property currently owned, leased or operated by OPM and, to the Stockholders' knowledge, there are no above ground or underground storage tanks, friable asbestos, polychlorinated biphenyls or urea formaldehyde foam insulation or any property currently owned, leased or operated by OPM;

                  (h) there has been no disposal, release, spill or burial of any Hazardous Materials by OPM (or any Person acting on its behalf) in violation of Environmental Laws on any property or facility owned, leased, operated or occupied by OPM or to the Stockholders' knowledge at any facility or site to which Hazardous Materials from or generated by OPM may have been taken at any time in the past;

                  (i) to the Stockholders' knowledge, there has been no disposal, release, spill or burial of any Hazardous Materials by OPM (or any Person acting on its behalf) on any property which could reasonably be expected to result or has resulted in contamination which requires investigation, remediation or other response activity on or beneath any properties or facilities currently owned, leased, operated or occupied by OPM; and

                  (j) has no knowledge of any past or present Event related to OPM's properties, operations or business, which Event, individually or in the aggregate, may interfere with or prevent continued material compliance with all Environmental Laws, or which, individually or in the aggregate, may form the basis of any material Claim for or arising out of the release or threatened release into the environment of any Hazardous Material.

Section 3.21 of the Disclosure Schedule lists all off-site locations, including, without limitation, commercial waste disposal facilities and municipal landfills, to which OPM has directed the transport of Hazardous Materials originating from OPM or OPM's business during the three (3) years prior to the date hereof.

         3.22 Capital Stock. The authorized and outstanding capital stock of OPM is as set forth in Section 3.22 of the OPM Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. Except as described in Section 3.22 of the OPM Disclosure Schedule, OPM has not granted or issued, nor has OPM agreed to grant or issue, any shares of its capital stock or any Option Security or Convertible Security, and OPM is not a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security.

         3.23 Bank Accounts, Etc. Section 3.23 of the OPM Disclosure Schedule contains a true, accurate and complete list of the date hereof of all banks, trust companies, savings and loan associations and brokerage firms in which OPM has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding valid and subsisting powers of attorney from OPM and a summary statement as to the terms thereof. OPM agrees that prior to the Closing Date it will not make or permit to be made any change affecting any bank, trust company, savings and loan association, brokerage firm or safe deposit box or in the names of the Persons authorized to draw thereon, to have access thereto or to authorize transactions therein or in such powers of attorney, or open any additional accounts or boxes or grant any additional powers of attorney, without in each case first notifying ATS in writing.


                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                          RELATING TO THE SUBJECT STOCK

         Each of the Stockholders, severally and not jointly, represents, warrants and covenants to, and agrees with, ATS as follows:

         4.1 Enforceability. This Agreement has been duly executed and delivered by such Stockholder and constitutes, and each Collateral Document executed or required to be executed by such Stockholder pursuant hereto or thereto when executed and delivered by such Stockholder will constitute, legal, valid and binding obligations of such Stockholder, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

         4.2 Title to Shares. Such Stockholder owns the Subject Stock set forth opposite his name in Section 3.22 of the OPM Disclosure Schedule. Except as set forth in Section 3.22 of the OPM Disclosure Schedule, such Stockholder owns and has good and merchantable title to such Subject Stock as so set forth, free and clear of all Liens.

         4.3 No Conflict; Required Filings and Consents. Except for consents as set forth in Section 4.3 of the Disclosure Schedule, neither the execution and delivery by such Stockholder of this Agreement or any Collateral Document executed or required to be executed by such Stockholder pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by such Stockholder:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any acceleration in, any Contractual Obligation of such Stockholder, except for such conflicts, breaches, defaults, violations or accelerations that would not, individually or in the aggregate, have a Material Adverse Effect;

                  (ii) will result in or permit the creation or imposition of any Lien upon any property or asset of such Stockholder; or

                  (iii)  will   require  any   Governmental   Authorization   or
         Governmental Filing or Private Authorization of such Stockholder.


                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF ATS

         ATS represents, warrants and covenants to, and agrees with, the Stockholders as follows:

         5.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) ATS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) ATS has all requisite corporate power and corporate authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATS. This Agreement has been duly executed and delivered by ATS and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATS will constitute, legal, valid and binding obligations of ATS, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and the obligations of debtors generally and by general principles of equity.

         (c) Except for matters which would have not material adverse effect on ATS, as of the Closing Date, neither the execution and delivery by ATS of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by ATS of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by ATS:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATS or any Applicable Law on the part of ATS, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of ATS; or

                  (ii) will require ATS to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA, except for filings under the Hart-Scott-Rodino Act.

         5.2 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of ATS.

         5.3 ATS Financing. ATS has and will, at all times that the Purchase Price remains unpaid in full, have sufficient funds available to it to pay the Purchase Price when due in accordance with the provisions of this Agreement and all transaction related fees and expenses payable by ATS in connection with the consummation of the Transactions.

         5.4 Financial Information. ATS has heretofore furnished to the Stockholders copies of the audited financial statements of ATS for the fiscal year ended December 31, 1996 and the unaudited financial statements of ATS for the six months ended June 30, 1997 (the "ATS Financial Statements"). ATS Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, accurate and complete in all material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the financial condition and the results of operations and cash flow of ATS, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals.

         5.5 Changes in Condition. Since the date of the most recent financial statements constituting a part of the ATS Financial Statements, except to the extent, if any, heretofore specifically disclosed in writing by ATS to the Stockholders, there has been no material adverse change in ATS. There is no Event known to ATS which materially adversely affects, or (so far as ATS can now reasonably foresee) is likely to materially adversely affect, ATS, except to the extent, if any, heretofore specifically disclosed in writing by ATS to the Stockholders.

         5.6 No Legal Action. There are no Legal Actions pending or, to the knowledge of ATS, threatened against ATS or any of its Affiliated Entities, officers or directors, that question or may affect the validity of this Agreement or the right or ability of ATS to consummate the transactions contemplated hereunder.


                                    ARTICLE 6

                                    COVENANTS

         6.1      Access to Information; Confidentiality.

         (a) OPM shall afford to ATS and its accountants, counsel, lenders, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of OPM's properties, books, contracts, commitments and records (including without limitation Tax Returns) relating to the OPM Assets and the OPM Business and, during such period, shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law or filed by it with any Authority in connection with the Transactions or which may have an adverse effect on the OPM Assets or the OPM Business or the businesses, operations, properties, prospects, personnel, condition (financial or other), or results of operations thereof,
(ii) all financial records, ledgers, work papers and other sources of financial information possessed and controlled by OPM or its accountants deemed by ATS or its Representatives necessary or useful for the purpose of performing an audit of the OPM Assets and the OPM Business and certifying financial statements and financial information, and (iii) such other information in the possession or control of OPM or its accountants concerning any of the foregoing as ATS shall reasonably request; provided, however, that OPM shall not be required to permit any such access (x) to the extent same would unreasonably interfere with OPM's normal business operations or (y) to any document, the delivery of which would, in the opinion of OPM's counsel, have the effect of waiving any attorney-client privilege enjoyed by OPM. All non-public information relating to the OPM Assets or the OPM Business furnished prior to the execution, or pursuant to the provisions, of this Agreement, including without limitation this Section, will be kept confidential and shall not, without the prior written consent of OPM, be disclosed by ATS in any manner whatsoever, in whole or in part, and shall not be used for any purposes, other than in connection with the Transactions. In no event shall ATS or any of its Representatives use such information to the detriment of OPM. ATS agrees to reveal such information only to those of its Representatives or other Persons who need to know such information for the purpose of evaluating the Transactions, who are informed of the confidential nature of such information and who shall undertake to act in accordance with the terms and conditions of this Agreement. From and after the Closing, OPM shall not, without the prior written consent of ATS, disclose any information with respect to the OPM Assets or the OPM Business, and no such information shall be used for any purposes, other than in connection with the Transactions or to the extent required by Applicable Law.

         (b) Subject to the terms and conditions of Section 6.1(a), ATS may, subject to prior consultation with OPM and to the reasonable approval of OPM with respect to disclosure of information, disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated for any reason, ATS shall promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material, other than one copy thereof which shall be delivered to independent counsel for ATS.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, any party may disclose information received or retained by it in accordance with the provisions of this Agreement if it can demonstrate (i) such information is generally available to or known by the public from a source other than the party seeking to disclose such information or (ii) was obtained by the party seeking to disclose such information from a source other than the other party, provided that such source was not bound by a duty of confidentiality to the other party or another party with respect to such information.

         (d) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of either ATS or the Stockholders or any condition to the obligations of the parties hereto, except as set forth in Section 9.3(e).

         6.2      Agreement to Cooperate.

         (a) Each of the parties  hereto shall use reasonable  business  efforts
(x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions, and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Transactions, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Transactions by all such applicable Authorities, each of which must be obtained or become final to the extent provided in Section 7.1(a), (ii) to obtain all necessary or appropriate waivers, consents and approvals, including without limitation those referred to in Section 7.2(d), (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under the Hart-Scott-Rodino Act and all filings necessary for ATS to own and operate the OPM Assets and conduct the OPM Business), (iv) to lift any injunction or other legal bar to the Transactions (and, in such case, to proceed with the Transactions as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 6, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party.

         (b) The parties shall cooperate with one another (including by ATS providing access to the Stockholders to the books and records of OPM subsequent to the Closing Date) in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Closing Date.

         (c) OPM shall cooperate and use its reasonable business efforts to cause its independent accountants to reasonably cooperate with ATS, and at ATS' expense, in order to enable ATS to have its independent accountants prepare audited financial statements for the OPM Business described in Section 7.2(g). OPM represents and warrants that any such financial statements will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, will be true, accurate and complete in all material respects, and will fairly present the financial condition and results of operation of the Company on the basis therein stated, as of the respective dates thereof and for the respective periods covered thereby. Without limiting the generality of the foregoing, OPM agrees that after the Closing Date it will (x) consent to the use of such audited financial statements in any registration statement or other document filed by ATS or any Affiliate of ATS under any applicable federal or state securities Law the Securities Act or the Exchange Act and (y) execute and deliver, and cause its directors and officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as ATS' independent accountants may reasonably request under the circumstances.

         6.3 Public Announcements. Until the Closing, or in the event of termination of this Agreement, OPM and ATS shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other. Notwithstanding the foregoing, each party acknowledges and agrees that OPM and ATS may, without its prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, the party proposing to make such press release or public statement will consult with the other regarding the nature, extent and form of such press release or public statement. In addition, subject to the terms and conditions hereof, ATS may disclose the subject matter of this Agreement to Persons with whom OPM has a business or contractual relationship in connection with ATS' due diligence investigation of OPM.

         6.4 Notification of Certain Matters. Each party shall give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any respect, or (ii) any covenant, condition or agreement made by it contained in this Agreement not to be complied with or satisfied, or (iii) any change to be made in the OPM Disclosure Schedule in any respect, or (iv) any failure made by it to comply with or satisfy, or be able to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case in any respect such that one or more of the conditions of Closing might not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.5 No Solicitation. OPM shall not, nor shall it knowingly permit any of its Representatives (including, without limitation, any investment banker, broker, finder, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, it or any Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Alternative Transaction, or agree to or endorse any Alternative Transaction. "Alternative Transaction" means a transaction or series of related transactions (other than the Transactions) resulting in or likely to result in (i) any change of control of OPM, (ii) any merger, consolidation or other business combination of OPM, regardless of whether OPM is the surviving Entity unless the surviving Entity remains obligated under this Agreement to the same extent as it was, (ii) any tender offer or exchange offer for, or any acquisitions of, any securities of OPM, (iv) any sale or other disposition of all or any substantial part of the OPM Assets or the OPM Business, (v) any issue or sale, or any agreement to issue or sell, any capital stock, Convertible Securities or Option Securities by OPM, or (vi) any sale, transfer, pledge, assignment  or other  conveyance  or any  agreement to sell,  transfer,  pledge, assign or otherwise convey, any Subject Stock. If OPM or any of its Representatives receives any inquiry with respect to an Alternative Transaction while this Agreement is in effect, OPM shall inform the inquiring party that it is not entitled to enter into discussions or negotiations relating to an Alternative Transaction.

         6.6 Conduct of Business by OPM Pending the Closing. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless ATS shall otherwise agree in writing, OPM shall, to the extent relating to the OPM Business or the OPM
Assets:

                  (a) conduct its business in the ordinary and usual course of business and consistent with past practice, including without limitation the performance of such maintenance, repairs or replacements with respect to communication towers, fixtures and Personal Property comprising the OPM Assets as is consistent with past practice;

                  (b) use all reasonable business efforts to preserve intact its business organizations and goodwill, keep available the services of its present key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it;

                  (c) confer, as and when reasonably requested, on a regular and frequent basis with one or more representatives of ATS to report material operational matters and the general status of ongoing operations;

                  (d) maintain with financially responsible insurance companies insurance on its assets and its business in such amounts and against such risks and losses as are consistent with past practice;

                  (e) use reasonable business efforts to (i) operate the OPM Business in conformity in all material respects with all Governmental and Private Authorizations, Leases and Material Agreements on a basis consistent with past practice and Applicable Law and the rules and regulations of any Authority with jurisdiction over the OPM Assets or the OPM Business, and (ii) maintain in full force and effect all such Governmental and Private Authorizations, Leases and Material Agreements relating to the OPM Business;

                  (f) not (i) dispose of any of the OPM Assets owned by OPM or used in the operation of the OPM Business (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to the OPM Business) or (ii) modify or change in any material respect, or enter into, any Material Agreement relating to the OPM Business; and

                  (g) not voluntarily take or permit to be taken any action which if taken between the end of its most recent fiscal quarter and prior to the date of this Agreement would have been required to be noted as an exception on Section 3.17 of the OPM Disclosure Schedule.

         6.7 Preliminary Title Reports. As promptly as practicable after the execution of this Agreement, OPM shall, at its sole cost and expense, deliver or cause to be delivered to ATS a standard preliminary title report (the "Title Reports") dated on or after the date of this Agreement issued by such title company or companies as OPM and ATS shall mutually reasonably agree with respect to those OPM Assets comprised of the parcels of real property owned by OPM, as described in Section 6.7 of the OPM Disclosure Schedule.

         6.8 Environmental Site Assessments. As promptly as practicable after the execution of this Agreement, ATS may at its own cost and expense obtain, and deliver to OPM full and complete copies of, Phase I environmental site assessment reports (the "Environmental Reports") on any or all of those certain parcels of real property described on Section 6.8 of the OPM Disclosure Schedule. Site assessments shall be conducted by such consultants and professionals as ATS and OPM shall mutually agree and shall be arranged at times mutually convenient to the parties. Each of OPM and ATS shall be entitled to have representatives present at the time such site assessments are conducted, and to have copies of all correspondence with the Environmental Company.

         6.9      Certain Tax Matters.

         (a) The Stockholders shall be responsible, at their sole cost and expense, for the preparation and filing of all federal and state income Tax Returns of OPM for all taxable periods ending on or before the Closing Date (the "Pass Through Returns") and for the payment of all Taxes shown on the Pass Through Returns or otherwise payable with respect to all such periods. The Pass Through Returns shall be prepared in a manner which is consistent with past practices of OPM, except as otherwise required by Applicable Law. Income, gain, loss, deduction and credit of OPM shall be allocated between the Pass Through Returns and any succeeding taxable period on the basis of a closing of the books of OPM at the close of business on the date preceding the Closing Date in accordance with Section 1362(e)(6)(D) of the Code. The Buyer shall promptly notify the Stockholders following receipt by the Buyer of any notice of audit, examination or other proceeding (a "Tax Proceeding") with respect to any Pass Through Return, and the Stockholders shall retain the sole right to control any such Tax Proceeding, provided that the Buyer may participate in such Tax Proceeding at its own expense, and provided, further, that ATS may control any aspects of any such Tax Proceeding relating to any item for which ATS is or may be liable. The Stockholders shall retain the sole right to file any amended Pass Through Return. Notwithstanding the foregoing, the Stockholders may not settle or otherwise agree to the resolution of any Tax Proceeding or file any such amended Pass Through Return without in each case obtaining the prior written consent of ATS such consent will not be unreasonably conditioned or withheld, if, as a result of such settlement or resolution or the filing of any such amended Pass Through Return, OPM's tax basis in any of its assets for any period after the Closing Date would be reduced or OPM's tax position after the Closing Date would otherwise be adversely affected.

         (b) After the Closing Date, ATS shall cooperate with the Stockholders, and the Stockholders shall cooperate with ATS, in connection with all Tax matters that may affect the Stockholders or OPM for any taxable period that ends on or before the Closing Date, including without limitation the preparation of income tax returns and the conduct of any Tax Proceedings for any such taxable period.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, the Stockholders shall join with ATS in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign Tax Law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the Subject Stock hereunder. ATS and the Stockholders agree to comply with all of the requirements and conditions of Section 338(h)(10) of the Code and the Treasury Regulations thereunder and all other applicable Code Sections and Treasury Regulations (and state, local and foreign Tax Laws) relating thereto, including without limitation the timely filing of Form 8023A entitled "Corporate Qualified Stock Purchase Election." ATS and the Stockholders also agree to take all necessary steps to effectuate such election (and any corresponding state, local or foreign elections). None of the Stockholders or ATS will take any action, including without limitation any action in connection with the filing of federal, state, local or foreign Tax Returns, which would be inconsistent with or prejudice the election under Section 338(h)(10) of the Code provided for hereunder. In the event (i) ATS takes any action which has the effect of causing the Stockholders not to be able to report the transactions contemplated by this Agreement as an installment sale under the Code and (ii) the balance of the Purchase Price has not been paid prior to April 10, 1999, ATS will advance to the Stockholders an amount equal to the tax liability for the taxable year ended December 31, 1998 created by such action. Such advance will be credited against the balance of the Purchase Price and will be evidenced by a non-interest bearing promissory note of the Stockholders secured by such balance and maturing on the earlier of (x) the payment of the balance of the Purchase Price or (y) August 31, 1999.

         6.10     ATS Post-Closing Covenants.

         (a) ATS acknowledges that its obligation to make payment of the full purchase price to the Stockholders is materially affected by the business and financial performance of OPM subsequent to the Closing Date. OPM has previously provided to ATS its business plan (the "Master Plan") regarding acquisition of tower sites and construction of proposed towers, including estimates of the financing required to: (i) compete the acquisition and development of tower sites and towers, and (ii) meet the financial projections contained in the Master Plan. A copy of the Master Plan is attached hereto as Exhibit C and made a part hereof. ATS agreed that, except as hereinafter expressly limited, Mills shall have the right, after the Closing Date, to continue to manage and direct the OPM Business substantially in accordance with the Master Plan, in such manner as he shall, in his reasonable business judgment, deems appropriate, including without limitation those matters necessary or desirable to complete the Master Plan. Notwithstanding the foregoing, ATS shall have the right to approve the terms and conditions of any agreements with, or purchases or sales of materials from or to, or any other business relationship with, any Affiliate of any of the Stockholders, which approval shall be based on, among other things, receipt of bids from Persons who are not Affiliated with any of the Stockholders. ATS shall, within ten (10) days of receipt from OPM of any proposal from an Affiliate and bids covering the subject of the proposal from three (3) Persons who are not Affiliates of any of the Stockholders (at least one of which has been selected by ATS), provide OPM with written notice of its approval or disapproval of the proposed Affiliate transaction. In the event such notice is not received by OPM within such ten (10) day period, ATS shall be deemed to have approved the proposed Affiliate transaction. ATS further agrees that it is essential that ATS provide the financing necessary to fund fully completion of the Master Plan and its projections. Accordingly, ATS agrees that it will, from time to time following the Closing Date, provide, upon written request of Mills, all funds necessary to fund acquisition of tower sites, construction of communications towers and other improvements reflected in the Master Plan; provided, however, that such funding shall not exceed the aggregate amount of $28,000,000 plus the amount by which (i) $9,000,000 exceeds (ii) the aggregate principal amount borrowed by OPM from ATS prior to the Closing Date and outstanding at such time. ATS agrees for itself, its successors and assigns that, from and after the Closing Date until payment in full by ATS to the Stockholders of the balance of the Purchase Price as provided in Section 2.2(b) of this Agreement, in the absence of conduct by Mills in the operation of the OPM Business which constitutes gross negligence, willful or intentional misconduct, or violation of any Applicable Law, it will not in any material fashion interfere with the operation by Mills of the OPM Business, so long as such operation is in substantial compliance with the Master Plan. ATS acknowledges and agrees that the members of the Board of Directors of OPM or their successors in the event of any merger, consolidation or combination of OPM or the sale or transfer of the OPM Business shall have satisfied all of their fiduciary duties and responsibilities related to the OPM Business and Mills' operation and management of the OPM Business if they shall adhere to the provisions of this Section 6.10 and they need not take, or require to be taken, any action in conflict with such provisions. The Stockholders acknowledge and agree that the rights of Mills are unique to Mills and that, in the event of the death or disability (mental or physical) of Mills, or his gross negligence or willful or intentional misconduct in the operation of the OPM Business substantially in accordance with the Master Plan, ATS shall not be required to recognize as successor to him any individual nominated by the Stockholders, but shall, in such event, use its reasonable business efforts to effect the timely and expeditious implementation of the Master Plan, including without limitation performance of its obligations with respect to funding set forth in this Section. By executing this Agreement in his capacity as a Stockholder, Mills agrees that he will devote his full time and effort to the OPM Business.


         (b) The Stockholders understand and agree that, anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, ATS is under no obligation whatsoever to finance the acquisition of any sites (other than those reflected in the Master Plan) or the construction of communication towers and other improvements thereon by OPM (or any successor thereto), but may do so independently and in a manner such that the operations of such communication towers are not included in determining Cash Flow for purposes of determining the Purchase Price. The Stockholders agree that OPM or the OPB Business may be merged, consolidated or combined with or sold or otherwise transferred to ATS or any Affiliate thereof, but, in any such event, ATS agrees to maintain or cause to be maintained separate financial books and records of OPM or the OPM Business in such manner as to enable the determination of Cash Flow to be made in accordance with the provisions of Section 2.2(b).

         (c) ATS will provide to the Stockholders, promptly after the same become available, unaudited quarterly (for each of the first three (3) calendar quarters) and annual consolidated financial statements of ATS (and, so long as it exists, consolidated with its parent American Tower Systems Holding Corporation). The Stockholders Representative shall have the right to examine the books and records of ATS and to discuss financial, operational and other affairs of ATS with the officers of ATS, at such times during normal business hours as the Stockholders Representative shall, from time to time, reasonably request, subject to the Stockholder Representative executing and delivering a confidentiality agreement embodying terms and conditions comparable to those of
Section 6.1.


                                    ARTICLE 7

                               CLOSING CONDITIONS

         7.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the Transactions shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially adverse conditions in connection with, the consummation of the Transactions, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not in itself be deemed to be a threat of any such Legal Action; and

                  (b) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all filings, submissions, registrations, notices or declarations required to be made by any of the parties with any Authority, prior to the consummation of the Transactions, shall have been obtained from, and made with, all such Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations as are set forth in Section 7.1(b) of the OPM Disclosure Schedule or the failure to obtain or make would not, in the reasonable business judgment of ATS, have a material adverse effect on the OPM Assets or the OPM Business.

         7.2 Conditions to Obligations of ATS. The obligation of ATS to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to ATS and its counsel, and ATS and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) The  Stockholders  shall have  furnished  ATS and, at ATS'
         request, any bank or other financial institution providing credit to ATS, with a favorable opinion, dated the Closing Date, of Ruden, McClosky, Smith, Schuster & Russell, P.A., counsel for OPM and the Stockholders, with respect to the matters set forth in Sections 3.1(a),
         (b) and (c), 3.7(b), 3.14, 3.22 and Article 4, and such other matters arising after the date of this Agreement and incident to the Transactions, as ATS or its counsel or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel; counsel for OPM and the Stockholders may, in furnishing such opinion, rely on, among other things, on the representations and warranties of the Stockholders in
         Section 3.7(b), 4.2 and 4.3;

                  (c) The representations and warranties of the Stockholders contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Transactions shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of the Stockholders, OPM or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by the Stockholders or OPM hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and the Stockholders shall have furnished ATS with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as ATS or its counsel shall have reasonably requested;

                  (d) Except to the extent,  if any,  specifically  set forth in
         Section 7.2(d) of the OPM Disclosure Schedule, all authorizations, consents, waivers, orders or approvals required by the provisions of this Agreement to be obtained from all Persons (other than Authorities) prior to the consummation of the Transactions, including without limitation those required in order for OPM to continue to own all of the OPM Assets and continue to operate the OPM Business as conducted immediately prior to the Closing (including without limitation, at the cost and expense of OPM, all modifications of Private Authorizations, Leases and Material Agreements of OPM set forth in Section 7.2(d) of the OPM Disclosure Schedule) shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could adversely affect ATS or OPM;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in OPM from that reflected in the most recent OPM Financial Statements; as of the Closing Date, the Governmental Authorizations with respect to the ownership or operation of the OPM Assets or the conduct of the OPM Business shall not have been materially and adversely affected by any act, or failure to act, of OPM;

                  (f) The Stockholders and OPM shall have delivered or cause to be delivered to ATS all of the Collateral Documents and other agreements, documents and instruments required to be delivered by the Stockholders or OPM to ATS at or prior to the Closing pursuant to the terms of this Agreement;

                  (g) ATS shall have received from its  independent  accountants
         (i) an unqualified report (as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets for each of the fiscal years ended December 31, 1995 and 1996 and statements of operations and cash flow for each of the two years in the period ended December 31, 1996) of the OPM, which financial statements shall have been prepared in conformity with GAAP and Regulation S-X under the Securities Act, or
         (ii) such other documentation as shall be reasonably satisfactory to ATS indicating that such an unqualified report could be issued if requested by ATS;

                  (h) As of the Closing  Date,  except as otherwise set forth in
         Section 3.7(a) of the OPM Disclosure Schedule, no Legal Action shall be pending before or threatened in writing by any Authority which might, in the reasonable business judgment of ATS, based upon the advice of counsel, have a material adverse effect on the OPM, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action;

                  (i) Each of the individuals named therein shall have executed and delivered to ATS an agreement mutually acceptable to the parties which when so agreed upon shall be attached as Exhibit A hereto and made a part hereof (the "ATS Noncompetition Agreements");

                  (j) The Stockholders shall have delivered to ATS all use permits, consents or other Governmental Authorizations of and all Leases from the United States Forest Service set forth in Section 7.2(j) of the OPM Disclosure Schedule; and

                  (k) The Environmental Reports shall not disclose any exception, and no Event or Events shall have occurred subsequent to the date hereof, which, individually or in the aggregate, would cause the representations and warranties of the Stockholders set forth in Section
         3.21 (without regard to knowledge) to be inaccurate or incomplete in any material respect;

                  (l) ATS shall have received, at its expense, a copy of the standard ALTA title insurance policy insuring OPM's fee simple or leasehold interest, as the case may be, in the land and improvements located at each of the locations described in Section 7.2 (l) of the OPM Disclosure Schedule and the Title Reports shall not disclose any exception, and no Event or Events shall have occurred subsequent to the date hereof, which, individually or in the aggregate, would cause the representations and warranties of the Stockholders set forth in Section
         3.5 (without regard to knowledge) to be inaccurate or incomplete in any material respect;

                  (m) Each of the Stockholders shall have executed and delivered to ATS a Form 8023A entitled "Corporate Qualified Stock Purchase Election" with respect to the Section 338(h)(10) Election;

                  (n) All Convertible Securities and Option Securities of OPM, if any, outstanding immediately prior to the Closing shall be canceled and, from and after the Closing, shall no longer be of any force or effect;

                  (o) Owen P. Mills, the chief executive officer of OPM and one of the Stockholders and OPM, shall have executed and delivered to ATS an agreement mutually acceptable to the parties which when so agreed upon shall be attached as Exhibit D hereto and made a part hereof (the "Mills Employment Agreement");

                  (p) ATS shall have received a favorable opinion of Ruden, McClosky, Smith, Schuster & Russell, P.A., dated the Closing Date, with respect to the validity of Section 6.10 under Florida law; and

                  (q) ATS shall have received the written resignations of all of the officers and directors of OPM and of all of the trustees, if any, under all Benefit Arrangements of OPM.

         7.3 Conditions to Obligations of the Stockholders. The obligation of the Stockholders to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to the Stockholders and their counsel, and the Stockholders and their counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) ATS shall have furnished the Stockholders, with favorable opinions, dated the Closing Date, of Sullivan & Worcester LLP, counsel for ATS, with respect to the matters set forth in Section 5.1 and with respect to such other matters arising after the date of this Agreement and incident to the Transactions, as the Stockholders or their counsel may reasonably request;

                  (c) The representations and warranties of ATS contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Transactions shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of OPM, the Stockholders or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by ATS hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and ATS shall have furnished the Stockholders with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as the Stockholders or their counsel shall have reasonably requested;

                  (d) ATS shall have delivered or cause to be delivered to the Stockholders all of the Collateral Documents and other agreements, documents and instruments required to be delivered by ATS to the Stockholders at or prior to the Closing pursuant to the terms of this Agreement;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in ATS from that reflected in the most recent ATS Financial Statements;

                  (f) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority which might, in the reasonable business judgment of the Stockholders, based upon the advice of counsel, have a material adverse effect on ATS' ability to operate the OPM Assets and the OPM Business subsequent to the Closing Date, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action;

                  (g) OPM shall have executed and delivered to the Stockholders the Mills Employment Agreement; and

                  (h) The Stockholders shall have received a favorable opinion, dated the Closing Date, of Florida counsel with respect to the binding effect on ATS of Section 6.10.


                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a)      by mutual consent of the Stockholders and ATS; or

                  (b)  by  either  ATS  or the  Stockholders  if  any  permanent
         injunction,   decree  or  judgment  by  any  Authority  preventing  the
         consummation of the Transactions shall have become final and nonappealable; or

                  (c) by the  Stockholders in the event (i) the Stockholders are not in material breach of this Agreement and none of their representations or warranties shall have become and continue to be untrue in any material respect, and (ii) either (A) the Transactions have not been consummated prior to the Termination Date, or (B) ATS is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date; or

                  (d) by ATS in the event (i) ATS is not in material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and (ii) either (A) the Transactions have not been consummated prior to the Termination Date, or (B) OPM or the Stockholders are in material breach of this Agreement or any of the Stockholders' representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date; or

                  (e) by ATS in the event of a failure of the condition set forth in Section 7.2(k) or 7.2(l).

         The term "Termination Date" shall mean June 30, 1998 or such other date as the parties may, from time to time, mutually agree.

         The right of ATS or OPM to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

         8.2      Effect of Termination.

         (a) Except as provided in Sections 6.1 (with respect to confidentiality), 6.3 and 10.3 and this Section, in the event of the termination of this Agreement pursuant to Section 8.1, or in the event the Transactions shall not have been consummated prior to the end of business on the Termination Date, this Agreement shall forthwith become void, there shall be no liability on the part of any party, or any of their respective shareholders, officers or directors, to the other and all rights and obligations of any party shall cease; provided, however, that such termination shall not relieve any party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

         (b) In the event this Agreement is terminated pursuant to the provisions of Section 8.1(a), 8.1(b) or 8.1(e), except as provided in Section 8.2(a), none of the parties shall have any further rights or remedies.



                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1 Survival. The representations and warranties of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of (a) two (2) years after the Closing Date or (b) the applicable statute of limitations in the case of matters of a nature referred to in Sections 3.1, 3.11, 3.12, 3.21 and 3.22, Article 4 and Section 4.1, regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto. The covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for the statute of limitations applicable to contractual obligations. The term "Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives the Closing as provided in this Section. No claim for indemnification, other than with respect to fraud or intentional and willful breach or misrepresentation, may be asserted after the expiration of the Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which arises and is the subject of a Claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         9.2      Indemnification.

         (a) Each Stockholder, jointly and severally, agrees that on and after the Closing he shall indemnify and hold harmless OPM, ATS and their respective stockholders, directors, officers, employees and representatives (collectively, the "ATS Indemnified Parties") from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys', accountants' and experts' fees and expenses incurred, including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Loss and Expense"), suffered by the ATS Indemnified Parties by reason of, or arising out of any breach of representation or warranty made by the Stockholders pursuant to this Agreement or any Collateral Document or any failure by the Stockholders (or OPM prior to the Closing) to perform or fulfill any of their covenants or agreements set forth in this Agreement or any Collateral Document.

         (b) ATS agrees to that on and after the Closing it will indemnify each of the Stockholders and hold each of them harmless from and against all Loss and Expense suffered by any of them by reason of, or arising out of :

                  (i) any breach of representation or warranty made by ATS pursuant to this Agreement or any Collateral Document or any failure by ATS to perform or fulfill any of its covenants or agreements set forth in this Agreement or any Collateral Document or any failure of OPM to perform or fulfill any of its covenants or agreements set forth in this Agreement or any Collateral Document required to be performed after the Closing; or

                  (ii) any  Legal  Action  or other  Claim  by any  third  party relating to ATS or the ownership or operations of OPM's business and properties subsequent to the Closing, including without limitation any and all obligations and liabilities under Governmental Authorizations, Private Authorizations, Leases, Material Agreements, Employment Arrangements, Plans, Benefit Arrangements and
         Contractual Obligations.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, the parties agrees that the Stockholders shall not be required to indemnify ATS, and ATS shall be required to indemnify the Stockholders, if, notwithstanding the fact that OPM has not agreed to be, or made any election to be or be treated as, a "consenting corporation" within the meaning of Section 341(f) of the Code, the Internal Revenue Service or any other Authority shall have determined that OPM has tax liability under Section 341 of the Code.

         9.3      Limitation of Liability.

         (a) Notwithstanding the provisions of Section 9.2, after the Closing, except as otherwise provided in Section 9.6, the ATS Indemnified Parties, on the one hand, and the Stockholders, on the other hand, shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, $50,000, in which event the indemnified party shall be entitled to recover all such Loss and Expense (including without limitation such $50,000).

         (b) In the case any event shall occur which would otherwise entitle any party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

         9.4 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable time period specified in Section 9.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify prejudices such indemnifying party's ability to defend against such Claim.

         9.5 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Legal Action or other Claim, then the indemnified party may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such Legal Action or other Claim (the "Settlement Proposal") (a) include a full release of the indemnified party from the Legal Action or other Claim which is the subject of the Settlement Proposal, and (b) if the indemnified party is an ATS Indemnified Party, do not include any term or condition which would restrict in any material manner the continued ownership or operations of the OPM Assets or the conduct of the OPM Business in substantially the manner then being theretofore owned, operated and conducted by ATS or OPM (or any successor or assign). No matter whether an indemnifying party defends or prosecutes any third party Legal Action or Claim, the indemnified and indemnifying parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include access during normal business hours afforded to the indemnifying party to, and reasonable retention by the indemnified party of, records and information which are reasonably relevant to such third party Legal Action or Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith.

         9.6 Exclusive Remedy. Except for fraud, willful or intentional misrepresentation or willful or intentional breach of warranty, covenant or agreement or as otherwise provided in Section 10.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to any party against the other party for any Claim under this Agreement.


                                   ARTICLE 10

                               GENERAL PROVISIONS


         10.1 Waivers; Amendments. Changes in or additions to this Agreement may be made, or compli ance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the parties hereto. No delay on the part of either party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or to exercise any right or remedy thereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision thereof or default thereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection therewith.

         10.2 Fees, Expenses and Other Payments. All Hart-Scott-Rodino filing fees shall be borne equally by the Stockholders and ATS provided that the total amount to be borne by Stockholders shall not exceed $25,000, all costs of preliminary title reports to a date reasonably proximate to the Closing Date shall be borne by the Stockholders, and all costs of environmental studies shall be borne by ATS. All costs and expenses, incurred in connection with any transfer taxes, sales taxes, recording or documentary taxes, stamps or other charges levied by any Authority in connection with this Agreement and the consummation of the Transactions shall be borne by ATS and all other costs and expenses incurred in connection with this Agreement and the consummation of the Transactions, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto, shall be borne solely and entirely by the party which has incurred such costs and expenses.

         10.3 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be effective (a) three (3) days after being mailed by first-class or express mail, postage prepaid, (b) the next day when sent overnight by recognized courier service, (c) upon confirmation when sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or by recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (d) upon delivery when personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a)      If to ATS (or OPM after the Closing):

                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:   Joseph B. Winn, Chief Financial Officer
                  Telecopier No.:  (617) 375-7575

                  with copies to:

                  American Tower Systems, Inc.
                  6400 North Congress Avenue, Suite 1750
                  Boca Raton, Florida  33487
                  Attention:  James S. Eisenstein
                  Telecopier No.:  (561) 998-2278

                               and

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b) If to any Stockholder or OPM (prior to the Closing):

                  325 Interstate Boulevard
                  Sarasota, Florida 34240
                  Attention: Owen P. Mills, President
                  Telecopier No.:   (941) 379-4562

                  with a copy to:

                  Ruden, McClosky, Smith, Schuster & Russell, P.A. 1549 Ringling Boulevard, Suite 600
                  Sarasota, FL  34236
                  Attention:  John M. Dart, Esq.
                  Telecopier No.:  (941) 955-7590

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         10.4 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 9, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the post ing of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement or Applicable Law for such breach or threatened breach. Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, if an Authority of competent jurisdiction shall have issued a Final Order that ATS is in material breach of this Agreement, ATS shall pay to the Stockholders an aggregate amount to be determined as follows: (a) the amount due as of such date in accordance with
Section 2.2(a); and (b) $5,000,000.

         10.5 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         10.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         10.7 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.8 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of Florida applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of Article 8, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         10.9 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         10.10 Entire Agreement. This Agreement (together with the OPM Disclosure Schedule and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof .

         10.11 Assignment. This Agreement shall not be assignable by any party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and ATS may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         10.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 10.11.

         10.13 Appointment of Representative. Each Stockholder hereby irrevocably appoints and authorizes to act as its agent, representative and attorney-in-fact hereunder (the "Stockholders Representative"). Each Stockholder irrevocably authorizes the Stockholders Representative to take such action on behalf of such Stockholder and to exercise all such powers as are expressly delegated to the Stockholders Representative hereunder, together with such other powers as are reasonably incidental thereto including, but not limited to, the execution and delivery of certificates, statements, notices, approvals, extensions, waivers, undertakings and amendments to this Agreement required or permitted to be made, given or determined hereunder or in connection with the transactions contemplated hereby. The holders of a majority of the Subject Stock may, from time to time, remove the Representative and appoint a substitute or successor Stockholders Representative. Notice of any such removal and appointment shall be given immediately to ATS and the Stockholders. Simultaneously with the execution of this Agreement, each Stockholder (other than the Stockholders Representative) has delivered to the Stockholders Representative certificates representing the Subject Stock owned by such Stockholder duly endorsed (or accompanies by duly endorsed stock powers). The appointment and agency created hereby is irrevocable and shall survive the death or incompetency of any Stockholder.

         10.14 Mutual Drafting. This Agreement is the result of the joint efforts of OPM and ATS, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.













                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, ATS and OPM have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  American Tower Systems, Inc.


                                  By:_____________________________________
                                      Name:
                                     Title:

                                  OPM - USA - INC.


                                  By:______________________________________
                                      Name:
                                     Title:


                                  Stockholders


                                  _________________________________________
                                        Owen B. Mills


                                 _________________________________________
                                        Sonja L. Mills

                                                                      APPENDIX A

                                   DEFINITIONS

         Acceptance Notice shall have the meaning given to it in Section 2.2(c).

         Accounts Receivable shall mean (a) any and all rights to the payment of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to OPM attributable to the ownership or operation of the OPM Business (whether classified under the Uniform Commercial Code of any state as accounts, contract rights, chattel paper, general intangibles or otherwise), including without limitation accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form now or hereafter owing from any other Person, all guarantees, security and Liens for the payment of any thereof, and all of OPM's rights to goods, now owned or hereafter acquired, sold (delivered, undelivered, in transit or returned) which may be represented thereby; and (b) all proceeds of any of the foregoing.

         adverse, adversely, when used alone or in conjunction with other terms (including without limitation "affect," "change" and "effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of ATS, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Transactions, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the OPM Business, or (c) impair OPM's ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of ATS under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event generally affecting the economy or the tower communications business shall not be deemed to constitute such a change, affect or effect.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the OPM Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Amount Due shall have the meaning given to it in Section 2.2(a).

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation the FCA and all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         Assets shall mean the business and the tangible and intangible assets used in connection with the conduct of the business or operations of the OPM Business, which business and assets are being exchanged, transferred or otherwise conveyed hereunder.

         ATS shall have the meaning given to it in the Preamble.

         ATS' Financial Statements shall have the meaning given to it in Section 5.2

         ATS' Indemnified Parties shall have the meaning given to it in Section 9.2(a)

         ATS'  Noncompetition  Agreements  shall have the meaning given to it in
Section 7.2(i).

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign., including without limitation the FCC.

         Benefit Arrangement shall mean any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, and (g) any compensation policy and practice, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the OPM Business.

         Cash Flow shall have the meaning given to it in Section 2.2(b).

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.2.

         Closing Date shall have the meaning given to it in Section 2.2.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Documents shall mean the Indemnity Escrow Agreement, the ATS Noncompetition Agreements, the Mills Employment Agreement, instruments of conveyance and assignment sufficient to vest in ATS title to all of the Subject Stock, and any other agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement or any Collateral Document.

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership or operation of the OPM Assets or the conduct of the OPM Business.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Debt Reduction shall have the meaning given to it in Section 2.2(a).

         Employment Arrangement shall mean, with respect to OPM, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty (30) days without liability, penalty or payment of any kind by OPM or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership or operation of the OPM Assets or the conduct of the OPM Business.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         Environmental  Reports  shall have the  meaning  given to it in Section
6.8.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer with OPM under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Executive Summary shall have the meaning given to it in Section 2.2(b).

         FCA shall mean the Communication Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         Final Order shall mean, with respect to any Authority, including without limitation the FCC, one with respect to which no appeal, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing any such appeal, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         Formula shall have the meaning given to it in Section 2.2(a).

         GAAP shall mean means, except to the extent that a deviation therefrom is expressly required by this Agreement and except that OPM maintains its books on a modified cash-accrual basis, such principles applied on a consistent basis,
(i) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question, (ii) when not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or (iii) that otherwise arise by custom for the particular industry, all as the same shall exist on the date of this Agreement.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including without limitation the United States Forest Service and the Federal Aviation Administration, in connection with the ownership or operation of the OPM Assets or the conduct of the OPM Business.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Improvement Act of 1976, as from time to time in effect, or any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) the presence of which on the real property owned or leased by such Person causes or threatens to cause a nuisance upon any such real property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) the presence of which on adjacent properties could constitute a trespass by such Person; or (f) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, lead, asbestos or asbestos-containing materials ("ACM"), or urea formaldehyde foam insulation.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         Indebtedness for Money Borrowed shall mean, with respect to OPM, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, (c) customer advance payments and customer deposits received in the ordinary course of business, or (d) conditional sales agreements not prohibited by the terms of this Agreement.

         Initial Installment shall have the meaning given to it in Section 2.2.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, copyrights, franchises, license, patents, permits, service marks, trademarks, trade names, and applications with respect to any of the foregoing, technology and know-how.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names, copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Loss and Expense shall have the meaning given to it in Section 9.2(a).

         Master Plan shall have the meaning given to it in Section 6.10.

         material, materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to OPM, any Contractual Obligation which (a) was not entered into in the ordinary course of business,
(b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $20,000 during any of the last three fiscal years, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty
(30) days or less notice without penalty or other payment, (c) involves a capitalized lease obligation or Indebtedness for Money Borrowed, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (e) accounted for more than three percent (3%) of the revenues of the OPM Business in any of the last three fiscal years or is likely to account for more than three percent (3%) of revenues of the OPM Business during the current fiscal year, (f) is with the United States Forest Service or any other Authority, or
(g)  involves  the  management  by OPM of any  communication  tower of any other
Person.

         Mills shall have the meaning given to it in Section 6.10.

         Mills  Employment  Agreement  shall  have  the  meaning  given to it in
Section 7.2(b).

         Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)3 of ERISA.

         Net Revenues shall have the meaning given to it in Section 2.2(b).

         Objection Notice shall have the meaning given it in the Section 6.10.

         OPM shall have the meaning given to it in the Preamble.

         OPM Assets shall mean all of the Assets of OPM.

         OPM Business shall have the meaning given them in the third Whereas paragraph.

         OPM Communication Towers shall mean all of the communication towers and other property associated therewith (including without limitation storage facilities, generators and other property and equipment needed to operate such towers) located on any real property (i) owned or leased by OPM as of the date of this Agreement, or (ii) as to which valid and binding agreements to acquire or lease by OPM are in effect as of the date of this Agreement, or (iii) acquired or leased, or agreed to be acquired or leased, by OPM subsequent to the date of this Agreement and prior to the Closing with the express prior written consent of ATS. A true, complete and accurate list of all sites referred to in clauses (i) and (ii) of the preceding sentence is set forth as part of Section 3.5(a) or (b) of the OPM Disclosure Schedule.

         OPM Disclosure Schedule shall mean the OPM Disclosure Schedule dated as of the date of this Agreement delivered by OPM to ATS.

         OPM Employees shall have the meaning given it in the Section 3.15.

         OPM Financial Statements shall have the meaning given to it in Section 3.2..

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         Pass Through Returns shall have the meaning given to it in Section 6.9.

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Permitted Liens shall mean (a) Liens for current taxes not yet due and payable, (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of the OPM Business, and (c) such other Liens as are permitted by the provisions of this Agreement to be in place on the Closing Date.

         Permitted Site shall mean that a site with respect to which notice from all applicable Authorities has been received by OPM (or its successors and assigns) that all Governmental Authorizations necessary to construct a communication tower on such site have been fully approved and are in full force and effect.

         Person shall mean any natural individual or any Entity.

         Personal Property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property which are owned or leased by OPM and used or useful as of the date hereof in the conduct of the business or operations of the OPM Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the OPM Business.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to Intellectual Property.

         Purchase Price shall have the meaning given to it in Section 2.2.

         Real Property shall mean all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interest, easements, licenses, rights to access, right-of- way, and other real property interest which are owned or used by OPM as of the date hereof, in the operations of the OPM Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 6.1(a).

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Stockholders shall have the meaning given to it in the Preamble.

         Stockholders' knowledge means the actual knowledge of any Stockholder or any OPM officer or senior manager, as such knowledge exists on the date of this Agreement and no later date, after reasonable review of appropriate OPM records.

         Stockholders  Representative  shall  have  the  meaning  given to it in
Section 10.14.

         Subject Stock shall have the meaning given to it in the first Whereas paragraph.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Allocation Schedule shall have the meaning given to it in Section 2.2(c).

         Tax Claim shall mean any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Title Reports shall have the meaning given to it in Section 6.7.

         Termination Date shall have the meaning given to it in Section 8.1.

         Transactions shall mean the transactions contemplated to be consummated on or prior to the Closing Date, including without limitation the purchase and sale of the Subject Stock and the execution, delivery and performance of the Collateral Documents.





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